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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Adaytum Software, Inc. (formerly Adaytum KPS Software Limited) on Form S-1 of our report dated June 16, 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
August 4, 2000